UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GEOMET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GEOMET, INC.

909 Fannin St., Suite 1850

Houston, Texas 77010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2013

NOTICE is hereby given that the annual meeting of stockholders of GeoMet, Inc. (the “Company”) will be held on May 14, 2013, at 10:00 a.m., local time, in the San Jacinto Room at 2 Houston Center, located at 909 Fannin St., Level P2, Houston, Texas 77010, for the following purposes:

1.              To elect the six nominees named in the attached Proxy Statement as members of the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders;

2.              To hold an advisory vote on our executive compensation;

3.              To hold an advisory vote on the frequency of future advisory votes on our executive compensation; and

4.              To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 18, 2013 are entitled to notice of and to vote at the meeting or any adjournment thereof. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at the Company’s offices located at 909 Fannin Street, Suite 1850, Houston, Texas, for purposes relating to the annual meeting, during normal business hours for a period of 10 days before the annual meeting.

Whether or not you expect to attend the annual meeting in person, please submit a proxy as soon as possible. In order to submit a proxy, please call the toll-free number listed on the enclosed proxy card, use the Internet as described on the enclosed proxy card, or complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. If you attend the meeting, and if you so choose, you may withdraw your proxy and vote in person.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. A record of the Company’s activities during 2012 and its consolidated audited financial statements for the year ended December 31, 2012 are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which is enclosed herewith. The Annual Report does not form any part of the material for solicitation of proxies.

Dated: April 8, 2013.

By Order of the Board of Directors,

/s/ Stephen M. Smith
Stephen M. Smith
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2013

The Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders and Annual Report on Form 10-K for the year ended December 31, 2012 are available at http://www.proxyvote.com. The Control Number for accessing the materials is set forth on the accompanying proxy card.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE OR VOTE BY INTERNET OR BY TELEPHONE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES BY MAIL, INTERNET OR TELEPHONE WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

GEOMET, INC.

909 Fannin St., Suite 1850

Houston, Texas 77010

PROXY STATEMENT

For Annual Meeting of Stockholders

To be Held on May 14, 2013

GENERAL

The accompanying proxy is solicited by the Board of Directors (the “Board” or the “Board of Directors”) of GeoMet, Inc. (the “Company” or “GeoMet”) for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is May 14, 2013.

The cost of soliciting proxies will be borne by the Company. The Company may use certain of its officers and employees (who will receive no special compensation thereto) to solicit proxies in person or by telephone, facsimile, or similar means.

Proxies

Shares represented by valid proxies and not revoked will be voted at the meeting in accordance with the directions given. If no direction is given, such shares will be voted in accordance with the recommendations of our Board unless otherwise indicated. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Corporate Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting.

Voting Procedures and Tabulation

Holders of record of our common stock and Series A Convertible Redeemable Preferred Stock, referred to herein as “preferred stock”, may vote using one of the following three methods:

By Mail: Stockholders of record may vote by signing, dating and returning the proxy card in the accompanying postage-paid envelope.

By Telephone: Stockholders of record may call the toll-free number on the accompanying proxy card to vote by telephone, in accordance with the instructions set forth on the proxy card and through voice prompts received during the call.

By Internet: www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Proxies submitted by telephone or the internet are treated in the same manner as if the stockholder had signed, dated and returned the proxy card by mail. Therefore, stockholders of record electing to vote by telephone or the internet should not return their proxy cards by mail.

The Company will appoint one or more inspectors of election to conduct the voting at the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each share, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

The inspectors will tabulate the number of votes cast for, against or withheld. The presence, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding capital stock entitled to vote at the annual meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, the nominees for director who receive the most votes from the holders of shares of our common stock and our preferred stock (on an as converted basis) for their election will be elected. That is, the affirmative vote of a plurality in voting power of our common stock and our preferred stock voting together as a single class, present, in person or by proxy and entitled to vote, is required for the election of the directors.

The affirmative vote of a majority of shares present or represented and entitled to vote on Proposal Nos. 2 is required for approval of this proposal. We will consider the frequency that receives a plurality of votes cast to be the choice of stockholders on the advisory vote on Proposal No. 3. The vote of stockholders with respect to Proposals No. 2 and 3 is an advisory vote and is not binding on the Company.

Brokers who hold shares on behalf of their customers have the authority to vote on certain proposals when they have not received instructions from beneficial owners. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the matter is not routine and therefore the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If you hold your shares in “street name”, and you do not give your bank, broker or other holder of record specific voting instructions for your shares, your record holder cannot vote your shares on the election of directors or on Proposal Nos. 2 and 3. In the absence of instructions, shares subject to broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote.

Voting Securities

The voting securities of the Company outstanding are its common stock, par value $0.001 per share, and its Series A Convertible Redeemable Preferred Stock, par value $0.001 per share. Only the holders of record of common stock and preferred stock at the close of business on March 18, 2013, the record date for the meeting, are entitled to notice of, and to vote at, the meeting. On the record date, there were 40,689,956 shares of common stock (including 232,208 shares of restricted common stock) and 5,305,865 shares of preferred stock outstanding, and entitled to be voted at the meeting. A majority of the shares of common stock and preferred stock (on an as converted basis) treated as a single class, present in person or by proxy, is necessary to constitute a quorum. Each holder of common stock is entitled to one vote per share and each holder of preferred stock is entitled one vote per share of common stock into which the holder’s preferred stock is convertible on all matters submitted to a vote of the holders of our common stock at the meeting. Shares of preferred stock are convertible at the rate of 7.692307692 common shares per share of preferred stock, eliminating fractional shares. Consequently, 100 shares of preferred stock would represent aggregate voting power of 769 shares of common stock after eliminating the remaining fractional share. In total, the 5,305,865 shares of our outstanding preferred stock represent aggregate voting power of not more than 40,814,346 shares of common stock, representing 50% of the combined voting power of the common stock and preferred stock.

PROPOSAL ONE

ELECTION OF DIRECTORS

The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide for a minimum of one director and a maximum of thirteen directors. Additionally, Rule 5605(c) (2) of the listing standards of NASDAQ requires an audit committee of at least three members each of whom must be independent as defined under Rule 5605(a)(2). The Board of Directors has established that six directors will be the number of directors that will constitute the full Board of Directors immediately following the 2013 annual meeting of stockholders. At the meeting, six directors will be elected.

Directors are elected by plurality vote of our common and preferred stockholders present in person or by proxy and entitled to vote, voting together as a single class, and cumulative voting is not permitted. All duly submitted and unrevoked proxies will be voted for the nominees selected by the Board of Directors, except where authorization to vote is withheld. If any nominee should become unavailable for election, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Directors are elected to serve until the next annual meeting of stockholders and their successors have been elected and qualified.

The nominees of the Board for Directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees. All of the nominees are presently directors of the Company. All of the nominees have served continuously as directors since the date of their first election or appointment to the Board.

James C. Crain, age 64, Director since January 2006.

James C. Crain has been involved in the energy industry for over 35 years, both as an attorney and as an executive officer. Mr. Crain currently serves on the boards of directors of Crosstex Energy, Inc. and Approach Resources, Inc. Since 1997, Mr. Crain has acted as a general partner of Valmora Partners, L.P., which invests in various oil and gas businesses, among other things. In addition, since 1984 Mr. Crain has held officer positions with Marsh Operating Company, an investment management firm focusing on energy investments, including his current position, President, which he has held since 1989. Prior to joining Marsh in 1984, Mr. Crain was a Partner in the law firm of Jenkens & Gilchrist. Mr. Crain holds a Bachelors degree in Accounting, a Masters of Professional Accounting in Taxation and a Juris Doctorate, all from the University of Texas at Austin. The Compensation, Nominating, Corporate Governance and Ethics Committee, in reviewing and assessing Mr. Crain’s background and prior contributions to the Board, determined that his extensive legal, investment and transactional experience, particularly within the oil and natural gas exploration and production industry, provides significant contributions to our Board.

Stanley L. Graves, age 68, Director since January 2006.

Stanley L. Graves has over 38 years of experience in the oil and gas business and currently serves as President of Graco Resources, Inc., a coal and energy consulting firm. He served as Chairman of the Board of Graves Service Company, Inc. from 1990 until it was sold in 2006. From 1997 to 2002, Mr. Graves was the President of U.S. Clay, L.P., which mined and processed bentonite. Prior to his time at U.S. Clay, L.P., Mr. Graves served as Vice President - Business Development for Ultimate Abrasive Systems, Inc., as President of Eldridge Gathering System Inc., and as Vice President of Energen Corp., a large coalbed methane producer in Alabama. Mr. Graves holds a Bachelors degree in Engineering from Auburn University. Mr. Graves was Chairman (an executive officer) of CapitalSouth Bancorp since 2009, and prior to that he was on the board of directors, but not an executive officer, of CaptialSouth. Since 2009, CapitalSouth has been in the process of liquidating. In 2012, certain of the former directors of CapitalSouth filed an involuntary petition in bankruptcy against CapitalSouth, which did not contest the filing, and a trustee was appointed for CapitalSouth in January 2013. The Compensation, Nominating, Corporate Governance and Ethics Committee determined that Mr. Graves’ background in the coalbed methane industry, combined with his executive management experience with coalbed methane, mining and midstream companies, provides our Board with considerable knowledge and understanding of strategic and operational matters.

W. Howard Keenan, Jr., age 62, Director since December 2000.

W. Howard Keenan, Jr. has over 30 years of experience in the financial and energy businesses. Since 1997, he has been a Member of Yorktown Partners LLC, a private equity investment manager focused on the energy industry. Mr. Keenan currently serves on the Board of Directors of Concho Resources, Inc. and Antero Resources Corp. From 1975 to 1997, he was in the Corporate Finance Department of Dillon, Read, & Co. Inc. and active in the private equity and energy areas, including the founding of the first Yorktown Partners fund in 1991. He is serving or has served as a director of multiple Yorktown Partners portfolio companies that are privately-held. Mr. Keenan has an A.B. degree cum laude from Harvard College and a M.B.A. degree from Harvard University. The Compensation, Nominating, Corporate Governance and Ethics Committee, in reviewing and assessing Mr. Keenan’s experience and prior contributions to the Board, determined that his experience in energy finance and as a director of other exploration and production companies, brings a considerable financial and strategic background to our Board.

William C. Rankin, age 63, Director since April 2012.

William C. Rankin was appointed President and Chief Executive Officer of the Company and elected to the Board of Directors on April 30, 2012. Prior to such date he had served as Executive Vice President and Chief Financial Officer of the Company since 2000. Mr. Rankin has over 40 years of experience as an accountant and financial manager, including 35 years as a financial officer with publicly and privately owned energy companies. He began his career as an auditor with Deloitte & Touche from 1971-1975. He served as Director of Internal Audit of Kerr-McGee Corporation from 1975-1977, Controller of Cotton Petroleum Corporation from 1977-1980 and Executive Vice President and Chief Financial Officer for Cayman Resources Corporation from 1980-1985. Mr. Rankin joined Hadson Corporation in 1985 as Vice President and Controller, became Vice President and Treasurer in 1988 and last served as Sr. Vice President and Chief Financial Officer of Hadson Energy Resources Corporation from 1989-1993. In 1994 he became Sr. Vice President and Chief Financial Officer of Contour Energy Company (and its predecessors) where he served until 1997. In 1997, he became Sr. Vice President and Chief Financial Officer of Bellwether Exploration Company. Mr. Rankin is a Certified Public Accountant and holds a Bachelor’s degree in Accounting from the University of Arkansas. The Compensation, Nominating, Corporate Governance and Ethics Committee, in reviewing and assessing Mr. Rankin’s contributions to the Board, determined that his experience as President and Chief Executive Officer, and past experience as Chief Financial Officer, along with his prior experience as an executive with other oil and gas companies, will continue to complement the mix of skills of the other nominees and provide significant contributions to our Board.

Michael Y. McGovern, age 61, Director since September 2010.

Michael Y. McGovern has over 30 years of experience in the oil and gas business and currently serves as the Chairman and Chief Executive Officer of Sherwood Energy, LLC and Executive Advisor to Cadent Energy Partners. Mr. McGovern also currently serves on the boards of directors of Long Run Exploration, Ltd., Array Holdings, Inc., Sonneborn, Inc. and Cactus Wellhead, LLC. Mr. McGovern served as the Chief Executive Officer of Pioneer Companies from 2002 to 2007, two years of which he also served as the Chairman. Mr. McGovern holds a Bachelor of Science degree in Business from Centenary College. The Compensation, Nominating, Corporate Governance and Ethics Committee, in reviewing and assessing Mr. McGovern’s extensive background in the oil and natural gas industry, particularly as an industry executive, determined that he provides our Board with a valuable management background for the execution of the Company’s strategy. Mr. McGovern was nominated pursuant to an agreement with Sherwood Energy LLC. The agreement was entered into in connection with Sherwood’s acquisition of preferred stock and requires that we nominate Mr. McGovern if so instructed by Sherwood. Mr. McGovern was appointed as our Chairman of the Board as of April 30, 2012.

Gary S. Weber, age 61, Director since September 2010.

Gary S. Weber has over 36 years of experience in the oil and gas business. Mr. Weber served as the Vice President - Engineering and Acquisitions of SG Interests from 1994 until his retirement in 2005. Mr. Weber served as the Exploration Manager of IP Petroleum from 1987 to 1994. Mr. Weber served as the Vice President - Exploration of Henry Petroleum from 1984 to 1986. Mr. Weber served as the Exploration Manager and Partner of Pinion Exploration in 1984. Mr. Weber served as the Vice President - Exploration of High Plains Exploration from 1981 to 1983. Mr. Weber began his career as a Geologist, Exploration Manager, and Assistant to the President of Houston Oil & Minerals from 1974 to 1981. Mr. Weber holds a Bachelor of Science degree in Geology from the University of Texas. The Compensation, Nominating, Corporate Governance and Ethics Committee, in reviewing and assessing Mr. Weber’s extensive background in the oil and natural gas industry, particularly as a geologist and operations executive in the coalbed methane industry, determined that he provides our Board with a valuable technical and management perspective for the execution of the Company’s strategy. Mr. Weber was nominated pursuant to an agreement with Sherwood Energy LLC. The agreement was entered into in connection with Sherwood’s acquisition of preferred stock and requires that we nominate Mr. Weber if so instructed by Sherwood.

In response to the Company’s continuing efforts to reduce its cost structure to deal with depressed natural gas prices, Robert E. Creager resigned from his position on the Board of Directors effective January 22, 2013. Additionally, solely related to the efforts to reduce costs, Charles D. Haynes has not been nominated for election to the Board of Directors in this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS

Board Independence

The Board has determined that each of the following directors, former directors and director nominees is “independent” as defined by Rule 5605(a) (2) of the listing standards of NASDAQ:

•                  James C. Crain

•                  Stanley L. Graves

•                  W. Howard Keenan, Jr.

•                  Michael Y. McGovern

•                  Gary S. Weber

•                  Robert E. Creager

•                  Charles D. Haynes

The Board has determined that each of the members who served on the Audit Committee, the Compensation Committee and the Nominating, Corporate Governance and Ethics Committee during 2012 was “independent” within the rules set forth in the listing standards of NASDAQ. The Board has determined that each of the current members of the Audit Committee and Compensation, Nominating, Corporate Governance and Ethics Committee, both committees of the Board of Directors, is “independent” within the rules set forth in the listing standards of NASDAQ.

The Board has also determined that William C. Rankin is not, and J. Darby Seré was not, “independent” as defined by Rule 5605(a) (2) of the listing standards of NASDAQ. The Board has determined that not all of the members of the Executive Committee during 2012 were “independent” within the rules set forth in the listing standards of NASDAQ as a result of Mr. Seré being a member of the committee for part of 2012.

Board Structure and Committee Composition

As of the date of this proxy statement, the Board has seven directors and the following three committees: the Audit Committee, the Compensation, Nominating, Corporate Governance and Ethics Committee, and the Executive Committee. The Board combined the Compensation Committee and the Nominating, Corporate Governance and Ethics Committee into one committee and dissolved the Reserves Sub-Committee, both effective January 1, 2013. The membership and function of each committee is described below. Each of the committees operates (or operated) under a written charter adopted by the Board of Directors. A copy of each committee charter (other than the Reserves Sub-Committee) is available under the “Corporate Governance—Governance Documentation” section of the Company’s website at http://www.geometinc.com. Printed copies of any of the committee charters may be obtained upon request addressed to our Corporate Secretary, GeoMet, Inc., 909 Fannin St., Suite 1850, Houston, Texas 77010.

Board Leadership

In order to better deal with the challenges brought on by historically low gas prices and the borrowing base deficiency under the Company’s bank credit agreement, our Board of Directors determined to separate the positions of Chairman of the Board and Chief Executive Officer and appointed Mr. McGovern as Chairman of the Board and William C. Rankin as Chief Executive Officer on April 30, 2012. The Board believes that separating the functions of Chairman of the Board and Chief Executive Officer better serves the Company during this period of transition because Mr. McGovern has significant experience in dealing with oil & gas companies in distressed situations.

Our Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as combining the role of Chairman of the Board and Chief Executive Officer, might be appropriate.

Audit Committee

Effective January 1, 2013, the members of the Audit Committee are James C. Crain (Chairman), Stanley L. Graves, and Gary S. Weber, each of whom meets the independence requirements of NASDAQ and SEC rules. The members of the Audit Committee during fiscal 2012 were Robert E. Creager (Chairman), James C. Crain, and Stanley L. Graves, each of whom met the independence requirements of NASDAQ and SEC rules.

The Audit Committee met seven times during fiscal 2012, either in person or by telephone. The role of the Audit Committee is to appoint our independent auditors and to review, with our auditors, the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit. The Audit Committee works closely with management as well as the Company’s independent registered public accounting firm. A complete description of the Audit Committee’s responsibilities is available under the “Corporate Governance—Governance Documentation” section of the Company’s website at http://www.geometinc.com.

The Board of Directors determined that Robert E. Creager (Chairman) was the “audit committee financial expert” of the Board, as defined in the rules established by NASDAQ and the SEC during fiscal 2012. The Board of Directors determined that upon Mr. Creager’s retirement, Mr. Crain is the “audit committee financial expert” of the Board as defined in the rules established by NASDAQ and the SEC.

Compensation Committee

During 2012, the Compensation Committee was comprised of Stanley L. Graves (Chairman), Charles D. Haynes, and Gary S. Weber, each of whom met the independence requirements of NASDAQ and SEC rules, the Compensation Committee met four times during fiscal 2012 either in person or by telephone.  The role of the Compensation Committee, which has now been combined with the Nominating, Corporate Governance and Ethics Committee, as discussed below, was to (1) review the performance of officers, including those officers who are also members of the Board, (2) review and approve their compensation. (3) supervise and administer the Company’s 2006 Long-Term Incentive Plan and all other compensation and benefit policies, practices and plans of the Company, and (4) recommend Board approval of the compensation program applicable to outside directors of the Company.

Nominating, Corporate Governance and Ethics Committee

During 2012, the Nominating, Corporation Governance and Ethics Committee was comprised of James C. Crain (Chairman), Robert E. Creager and Michael Y. McGovern, each of whom met the independence requirements of the applicable NASDAQ and SEC rules. The Nominating, Corporate Governance and Ethics Committee met three times during 2012. The role of the Nominating, Corporate Governance and Ethics Committee, which has now been combined with the Compensation Committee in 2013, as discussed below, was to (1) assist the Board by identifying individuals qualified to become Board members, (2) advise the Board concerning Board membership, (3) lead the Board in an annual review of director independence within the rules set forth in the listing standards of NASDAQ, and (4) recommend director nominees to the Board.

Compensation, Nominating, Corporate Governance and Ethics Committee

Effective January 1, 2013, the Board of Directors combined the Compensation Committee and the Nominating, Corporate Governance and Ethics Committee into one committee, the “Compensation, Nominating, Corporate Governance and Ethics Committee” in order to better utilize the time and efforts of the reduced number of independent directors.

The role of the Compensation, Nominating, Corporate Governance and Ethics Committee is to perform the combined functions of the Compensation Committee and the Nominating, Corporate Governance and Ethics Committee as described above.  A complete description of the Committee’s responsibilities is available under the “Corporate Governance—Governance Documentation” section of the Company’s website at http://www.geometinc.com. The current members of the Committee are Michael Y. McGovern, James C. Crain, and Stanley L. Graves, the committee’s chairman.

Executive Committee

The members of the Executive Committee through April 30, 2012 were J. Darby Seré, Michael Y. McGovern, and W. Howard Keenan, Jr.  On April 30, 2012, the Board appointed James C. Crain and Stanley L. Graves to replace Mr. Seré and Mr. Keenan on the Executive Committee.  As of that date, all of the members of the Executive Committee met, and continue to meet, the independence requirements of NASDAQ and SEC rules. The Executive Committee has the authority during the intervals between the meetings of the Board to exercise all the powers of the Board in the management of the business and affairs of the Company, except for matters relating to amending the certificate of incorporation of the Company, adopting an agreement of merger or consolidation, recommending to the stockholders of the Company the sale, lease or exchange of all or substantially all of the Company’s property or assets, recommending to the stockholders the dissolution of the Company or a revocation of a dissolution of the Company, amending, altering or repealing the Company’s bylaws or adopting new bylaws, or otherwise acting in events specified by the Delaware General Corporation Law that call for Board action. The Executive Committee met four times during fiscal 2012.

Reserves Sub-Committee

The members of the Reserves Sub-Committee of the Audit Committee included Charles D. Haynes, Chairman, Stanley L. Graves and Gary S. Weber, each of whom has experience in reserve evaluations. The Reserves Sub-Committee had been functioning informally and reporting to the Audit Committee with Messrs. Haynes and Graves as members since the first quarter of 2008. The Reserves Sub-Committee assisted the Audit Committee and Board of Directors with respect to the reserves estimating and reporting process. The Reserves Sub-Committee met five times in 2012. Effective January 1, 2013, the Board dissolved the Reserves Sub-Committee. Mr. Graves and Mr. Weber will continue to assist the Audit Committee and the Board of Directors in reviewing and assessing the Company’s policies and procedures, as well as the reasonableness of estimating proved reserves on an Ad Hoc basis.

Meeting Attendance

Our Board of Directors held a total of nine meetings during fiscal 2012, either in person or by telephone. Each of our directors attended at least 75% of the total meetings of the Board and each committee on which he served during his time of service on our Board in 2012.

Code of Business Conduct and Ethics

All of our employees, including our executive officers and directors, are subject to our Code of Business Conduct and Ethics, which is also available under the “Corporate Governance—Governance Documentation” section of our website at http://www.geometinc.com. Printed copies of our Code of Business Conduct and Ethics may be obtained upon request addressed to our Corporate Secretary, GeoMet, Inc. 909 Fannin St., Suite 1850, Houston, Texas 77010.

Consideration of Director Nominees

Stockholder Nominees

The policy of the Compensation, Nominating, Corporate Governance and Ethics Committee is to consider properly submitted nominations for candidates for membership on the Board, as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Compensation, Nominating, Corporate Governance and Ethics Committee shall address the membership criteria adopted by the Board as described below in “Director Qualifications.” Any stockholder director nomination proposed for consideration by the Compensation, Nominating, Corporate Governance and Ethics Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Compensation, Nominating, Corporate Governance and Ethics Committee

c/o Corporate Secretary

GeoMet, Inc.

909 Fannin St., Suite 1850

Houston, Texas 77010

Director Qualifications

The Board has adopted criteria that apply to nominees recommended by the Compensation, Nominating, Corporate Governance, and Ethics Committee for a position on the Company’s Board. The Company believes it is important to have represented on the Board strong business experience and expertise and, in particular, experience and expertise with regard to exploration and production of oil and natural gas, financial reporting, risk management and business strategy. In selecting candidates for service on the Board, in addition to skills and experience, the Compensation, Nominating, Corporate Governance, and Ethics Committee considers the independence of the individual, availability of service to the Company (including any conflicts of interest), diversity and the Board’s anticipated needs with regard to director expertise. The Compensation, Nominating, Corporate Governance, and Ethics Committee is responsible for recommending candidates for election or appointment to the Board, in accordance with the criteria, policies and principles set forth in its charter including consideration of candidates that provide a broad range of skills, abilities, diversity and other attributes that are necessary to successfully serve as a director.

Neither our Board of Directors nor the Compensation, Nominating, Corporate Governance, and Ethics Committee has a formal written policy with regard to the consideration of diversity in identifying director nominees. Our Compensation, Nominating, Corporate Governance, and Ethics Committee, however, periodically reviews the composition of our Board and in doing so considers the overall balance of knowledge, experience, background, skills, expertise, integrity, and analytical ability among the members of our Board. The Compensation, Nominating, Corporate Governance, and Ethics Committee takes into account diversity in professional experience, skills and background, and diversity in race and gender, in considering individual director candidates. Any search firm retained to assist the Compensation, Nominating, Corporate Governance, and Ethics Committee in seeking candidates for the Board will affirmatively be instructed to seek to include diverse candidates from traditional and nontraditional candidate groups.

Identifying and Evaluating Nominees for Directors

Under their Charter, it is the responsibility of the Compensation, Nominating, Corporate Governance, and Ethics Committee to (1) assist the Board by identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and to select, or recommend that the Board select, the director nominees for election at the annual meeting of shareholders or for appointment to fill vacancies, (2) to recommend to the Board director nominees for each committee of the Board and to advise the Board about the appropriate composition of the Board and its committees, and (3)to lead the Board in its annual review of the performance of the Board, its committees and senior management.

The Compensation, Nominating, Corporate Governance, and Ethics Committee utilizes a variety of methods for identifying and evaluating nominees for director. Upon the need to add a new director or fill a vacancy on the Board, the Compensation, Nominating, Corporate Governance, and Ethics Committee will consider prospective candidates. Candidates for director may come to the attention of the Compensation, Nominating, Corporate Governance, and Ethics Committee through current Board members, professional search firms, stockholders, or other persons as provided by the charter of the Compensation, Nominating, Corporate Governance, and Ethics Committee. As described above, the Compensation, Nominating, Corporate Governance, and Ethics Committee considers properly submitted stockholder nominations for candidates to the Board. Following verification of stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Compensation, Nominating, Corporate Governance, and Ethics Committee along with the other recommendations. In evaluating such nominations, the Compensation, Nominating, Corporate Governance, and Ethics Committee shall address the membership criteria adopted by the Board as described above in “Director Qualifications,” which seeks to achieve diversity in knowledge, experience, and expertise on the Board.

Directors Attendance at Annual Meetings of Stockholders

All of our directors are expected to attend each annual meeting of our stockholders. A director who is unable to attend the annual meeting, which it is understood will occur on occasion, is expected to notify the Chairman of the Board in advance of such meeting. Attendance at our annual meeting will be considered by our Compensation, Nominating, Corporate Governance and Ethics Committee in assessing each director’s performance. Last year, all directors attended our annual meeting of stockholders.

Stockholder Communications with the Board

The Board provides a process for stockholders of the Company to send written communications to the entire Board. Stockholders of the Company may send written communications to the Board c/o Corporate Secretary, GeoMet, Inc., 909 Fannin St., Suite 1850, Houston, Texas 77010. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board on a periodic basis.

Report of the Audit Committee

To the Stockholders of GeoMet, Inc.:

The Audit Committee of the Board of Directors oversees the financial reporting process of the Company on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, including the Company’s system of internal controls and the preparation of the Company’s consolidated audited financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements. The Audit Committee’s responsibility is to monitor and review these processes.

During 2012, the Audit Committee was also responsible for overseeing the Reserves Sub-Committee, which was comprised of two or more independent directors of the Company. The primary responsibility of the Reserves Sub-Committee was to assist the Audit Committee and the Board of Directors in reviewing and assessing the Company’s policies and procedures and reasonableness of estimating proved reserves. Effective January 1, 2013, the Audit Committee dissolved the Reserves Sub-Committee.

It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and do not represent themselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing. As a result, the Audit Committee has relied, without independent verification, on management’s representation that the consolidated audited financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s consolidated audited financial statements.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the consolidated audited financial statements included in the Company’s Annual Report referred to below, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated audited financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those consolidated audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114, “The Auditor’s Communication with those Charged with Governance.” The Audit Committee has also discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures and letter received from the independent registered public accounting firm as required by the Public Company Accounting Oversight Board and has discussed the independent accountant’s independence and considered the compatibility of non-audit services with the auditor’s independence.

The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated audited financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s consolidated financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America or that the Company’s independent registered public accounting firm is in fact “independent.”

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee met seven times during fiscal year 2012 and all members of the Audit Committee were in attendance either in person or telephonically. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the consolidated audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission. The Audit Committee appointed Hein & Associates LLP as the Company’s independent registered public accounting firm.

AUDIT COMMITTEE

James C. Crain, Chairman

Stanley L. Graves

Gary S. Weber

The above report of the Audit Committee and the information disclosed above related to Audit Committee independence under the heading “Board Independence” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933 (the “Securities Act”).

Risk Oversight

Like all businesses, we face risks in our business activities. Many of these risks are discussed under the caption “Risk Factors” in our current Form 10-K filed with the SEC. Our Board of Directors has oversight of our risk management program, working directly with senior management. Our senior management, subject to board oversight, is responsible for ensuring that our risk management program, comprised of strategic, operational, financial, and legal risk identification and prioritization, is reflected in the Company’s policies and actions. The Company’s senior management, subject to board oversight, is also responsible for day to day risk management and implementation of Company risk management policies.

In addition, our Audit Committee considers our practices regarding risk assessment and risk management, reviews our contingent liabilities, reviews our oil and natural gas reserve estimation practices, as well as major legislative and regulatory developments that could affect us. Our Audit Committee also oversees our code of business conduct, and responses to any alleged violations of our policies made by whistleblowers. Our Compensation, Nominating, Corporate Governance and Ethics Committee reviews and attempts to mitigate risks which may result from our compensation policies, including working directly with senior management to determine whether such programs improperly encourage management to take risks relating to the business and/or whether risks arising from our compensation programs are likely to have a material adverse effect on the Company.

Change in Principal Accountant

On September 10, 2012, the Company notified Deloitte of its intention to appoint Hein & Associates LLP (“Hein”) as the independent registered public accounting firm for the Company and its subsidiaries for the remainder of 2012, which was approved by the Audit Committee of the Company’s board of directors. Deloitte’s reports on the Company’s financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s two most recent fiscal years and for the period from January 1, 2012 through September 10, 2012, there have been no disagreements (as described in Regulation S-K Item 304(a)(1)(iv)) with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements.

On September 11, 2012, the Company engaged Hein as the independent registered public accounting firm for the Company and its subsidiaries, which was approved by the Audit Committee of the Company’s Board of Directors. During the years ended December 31, 2011 and 2010 and for the period from January 1, 2012 through September 10, 2012, neither the Company nor anyone on its behalf consulted Hein regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1) of Regulation S-K.

Representatives of Hein are not expected to be present at the annual meeting.

Principal Accountant Fees and Services

The following represent the categories and amounts for services rendered by both Hein and Deloitte for the two fiscal years ended December 31, 2012.

Audit Fees

The aggregate fees paid or to be paid to Hein for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q, the audit of the consolidated financial statements for the years ended December 31, 2012 and the re-audit of the consolidated financial statements for the year ended December 31, 2011 were $290,493.

The aggregate fees paid to Deloitte for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q and the audit of the consolidated financial statements for the year ended December 31, 2012 were $189,000.

The aggregate fees paid to Deloitte for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q and the audit of the consolidated financial statements included in the annual report on Form 10-K for the fiscal year ended December 31, 2011 were $575,000.

All Other Fees

The fees paid to Deloitte for services other than audit fees for the fiscal year ended December 31, 2012 included $15,000 for their consent to the use of their report in a registration statement and $15,483 to allow Hein to review their workpapers. The aggregate fees paid to Deloitte for services other than audit fees for the fiscal year ended December 31, 2011 were $115,000 and were primarily related to an acquisition.  There were no other fees paid to Hein for the fiscal year ended December 31, 2012.

Pre-Approval Policies

Under the terms of its charter, our Audit Committee is required to pre-approve all the services provided by, and fees and compensation paid to, the independent registered public accounting firm for both audit and permitted non-audit services. When it is proposed that the independent registered public accounting firm provide additional services for which advance approval is required, the Audit Committee may delegate authority to one or more designated members of the Audit Committee, when appropriate, with the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions are presented to the full Audit Committee at its next scheduled meeting. The pre-approval process includes assessing whether the services being provided maintain compliance with the SEC’s rules on auditor independence.

All services for fiscal 2012 and 2011 set forth above were pre-approved by the Audit Committee, which determined that such services would not impair the independence of our auditor and are consistent with the SEC’s rules on auditor independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth, as of the record date, the beneficial ownership of the Company’s common stock, the Company’s Series A Convertible Redeemable Preferred Stock, the only other equity security outstanding, and the Company’s total voting shares, by (i) each director and nominee for director of the Company, (ii) the named executive officers listed in the Summary Compensation Table elsewhere in this proxy statement, (iii) all directors and executive officers of the Company as a group and (iv) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock or Series A Convertible Redeemable preferred stock.  A person is deemed the beneficial owner of securities if such person owns or has the right to acquire securities within 60 days of the date of this proxy statement, through exercise or options, conversion of securities or otherwise.  As such, holders of our preferred stock are deemed to own the common stock into which such preferred stock is convertible.

Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned (1)	% Of Total Common Shares Outstanding (2)	Number of Series A Preferred Shares Beneficially Owned	% Of Total Series A Preferred Shares Outstanding	Number of Total Voting Shares, (3)	% Of Total Voting Shares (3)

Sherwood Energy, LLC (4)	24,644,753	32.9%	3,203,818	58.6%	24,644,753	29.2%
1221 Lamar Street, 10th Floor, Suite 1001
Houston, Texas 77010

Yorktown Energy Partners IV, L.P.	12,437,072	16.6%	—	—	12,437,072	14.8%
410 Park Avenue
New York, New York 10022

W. Howard Keenan, Jr. (5)	12,635,656	16.9%	12,842	0.2%	12,635,656	15.0%
410 Park Avenue
New York, New York 10022

T. Rowe Price Associates, Inc. (6)	7,816,123	10.4%	546,172	9.7%	7,816,123	9.3%
100 East Pratt Street
Baltimore, Maryland 21202

Central Securities Corporation (7)	4,068,723	5.4%	268,934	4.8%	4,068,723	4.8%
630 Fifth Avenue
New York, New York 10111

J. Darby Seré (8)	3,046,806	4.1%	127,858	2.3%	2,259,215	2.7%
909 Fannin, Suite 1850
Houston, Texas 77010

Phil Malone (9)	1,284,250	1.7%	34,196	0.6%	1,229,701	1.5%
909 Fannin, Suite 1850
Houston, Texas 77010

Brett S. Camp (10)	1,214,983	1.6%	17,097	0.3%	1,117,403	1.3%

5336 Stadium Trace Parkway, Suite 206
Birmingham, Alabama 35244

William C. Rankin (11)	1,262,207	1.7%	—	—	725,133	0.9%
909 Fannin, Suite 1850
Houston, Texas 77010

Stanley L. Graves (12)	250,533	0.3%	7,932	0.1%	248,533	0.3%
909 Fannin, Suite 1850
Houston, Texas 77010

James C. Crain (13)	237,895	0.3%	6,419	0.1%	235,895	0.3%
909 Fannin, Suite 1850
Houston, Texas 77010

Charles D. Haynes (14)	207,249	0.3%	3,085	0.1%	205,249	0.2%
909 Fannin, Suite 1850
Houston, Texas 77010

Gary S. Weber	211,317	0.3%	13,675	0.2%	211,317	0.3%
1221 Lamar Street, 10 th Floor, Suite 1001
Houston, Texas 77010

Tony Oviedo (15)	175,157	0.2%	—	—	123,317	0.1%
909 Fannin, Suite 1850
Houston, Texas 77010

Michael Y. McGovern	106,125	0.1%	—	—	106,125	0.1%
1221 Lamar Street, 10th Floor, Suite 1001
Houston, Texas 77010

All executive officers and directors as a group (nine persons)	16,301,122	21.8%	61,050	1.1%	15,608,628	18.5%

(1)              Unless otherwise indicated, all outstanding shares of common stock and Series A Convertible Redeemable Preferred Stock are held directly with sole voting and investment power. The number of common shares includes shares of common stock which the owner shown above has the right to acquire within 60 days of the record date pursuant to the exercise of outstanding stock options and upon conversion of outstanding preferred stock.

(2)              For purposes of calculating the percent of the common shares held by each owner shown above with a right to acquire common shares, the total number of common shares outstanding excludes shares of common stock which all other persons have the right to acquire within 60 days of the record date pursuant to the exercise of outstanding stock options and upon conversion of outstanding preferred stock.

(3)              Our outstanding preferred stock votes on an as converted basis with the common stock.  As of the record date, we had outstanding 40,689,956 common shares and 5,305,865 preferred shares which were entitled to 40,814,346 votes, for a total of 81,504,302 voting shares.  The “total voting shares owned” represents the number of votes that the person indicated in the table is entitled to vote by reason of such person’s ownership of common stock and preferred stock as of  the record date.  The “percent of total voting shares” represents the number of votes the person is entitled to vote divided by the total number of votes that may be cast as of the record date.

(4)              Based on a Schedule 13D filed on September 14, 2010, the reported shares are owned directly by Sherwood Energy, LLC, a Delaware limited liability company.  The Schedule 13D states that, because of their relationships to Sherwood Energy, the following persons may be deemed to indirectly beneficially own the reported shares: Cadent Energy Partners II, L.P., a Delaware limited partnership, Cadent Energy Partners II-GP, L.P., a Delaware limited partnership, CEP II-GP, LLC, a Delaware limited liability company, Cadent Energy Partners, LLC, a Delaware limited liability company, Paul McDermott and Bruce Rothstein. Indirect beneficial ownership may be attributed to the persons other than Sherwood solely because of their control relationship with respect to Sherwood.  Mr. McGovern is an executive officer of Sherwood, and disclaims beneficial ownership of the reported shares.

(5)              Includes 12,437,072 shares of common stock beneficially owned by Yorktown Energy Partners IV, L.P. Mr. Keenan is a member and a manager of the general partner of Yorktown Energy Partners IV, L.P. Mr. Keenan disclaims beneficial ownership of all shares held by Yorktown Energy Partners IV, L.P., except to the extent of his pecuniary interest therein.

(6)              Represents shares of common stock and shares of preferred stock owned at December 31, 2012 based on information contained in a Schedule 13G/A filed on February 6, 2013 with the Securities and Exchange Commission. These shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment advisor with power to direct investments and/or sole power to vote the shares. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(7)              Represents shares of common stock and shares of preferred stock owned at December 31, 2012 based on information contained in a Schedule 13G/A filed on February 6, 2013 with the Securities and Exchange Commission.

(8)              Includes options to purchase up to 787,591 shares of common stock, 97,236 shares of common stock and 13,479 shares of preferred stock that are held in a charitable family foundation of which Mr. Seré shares dispositive power and voting control, 631,454 shares of common stock and 16,503 shares of preferred stock that are held jointly with Mr. Seré’s wife for which Mr. Seré shares dispositive power and voting control, 256,231 shares of common stock and 1,774 shares of preferred stock that are held in a limited partnership under the control of Mr. Seré and for which he holds voting control and dispositive power, 119,557 shares of common stock and 678 shares of preferred stock that are held by a trust whose beneficiaries are Mr. Seré’s children and for which Mr. Seré serves as the trustee and holds voting control and dispositive power, 1,997 shares of common stock and 11,624 shares of preferred stock that are held by a corporation that Mr. Seré controls and for which he holds voting control and dispositive power, 1,900 shares of common stock and 3,278 shares of preferred stock that are held by Mr. Seré’s wife for which Mr. Seré disclaims voting control and dispositive power and 119,557 shares of common stock and 678 shares of preferred stock that are held by a trust whose beneficiaries are Mr. Seré’s children and for which Mr. Seré’s wife serves as trustee for which Mr. Seré disclaims voting control and dispositive power.

(9)              Includes options to purchase up to 54,549 shares of common stock, 34,196 shares of preferred stock that are held jointly with Mr. Malone’s wife and 443,684 shares of common stock that are held by Mr. Malone’s wife.

(10)           Includes options to purchase up to 97,580 shares of common stock and 443,684 shares of common stock that are held by Mr. Camp’s wife.

(11)          Includes options to purchase up to 537,074 shares of common stock, 1,216 shares of common stock that are held by a limited liability company wholly owned by Mr. Rankin and for which he holds voting control and dispositive power, and 212,325 shares of common stock that are held in a limited partnership under the control of Mr. Rankin, and for which he holds voting control and dispositive power.

(12)           Includes 5,000 shares of common stock and 686 shares of preferred shares that are held in an SEP account in the name of Mr. Graves, 6,000 shares of common stock and 827 shares of preferred stock that are held jointly with Mr. Graves’ wife  and options to purchase up to 2,000 shares of common stock.

(13)           Includes 1,500 shares of common stock that are held in a family trust of which Mr. Crain is the trustee and has dispositive power and voting control and options to purchase up to 2,000 shares of common stock.

(14)           Includes 100 shares of common stock held by Mr. Haynes’ spouse and options to purchase up to 2,000 shares of common stock. Mr. Haynes is currently a director, however, based solely on costs saving, not performance, has not been nominated for election to the Board of Directors in this proxy statement.

(15)           Includes options to purchase up to 51,840 shares of common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion of executive compensation contains descriptions of various employment-related agreements and employee benefit plans. These descriptions are qualified in their entirety by reference to the full text of the referenced agreements and plans, which have been filed by us as exhibits to our reports on Forms 10-K, 10-Q and 8-K filed with the U.S. Securities and Exchange Commission.

Introduction

On April 30, 2012 J. Darby Seré, the Company’s Chairman, President and Chief Executive Officer resigned. In light of historically low natural gas prices and the increased focus on reducing costs, no additional executive officers were added to the Company’s management team. Michael Y. McGovern became Chairman of the Board of Directors. William C. Rankin (previously the Executive Vice President and Chief Financial Officer) was named President and Chief Executive Officer and was appointed to the Board of Directors. Tony Oviedo became Senior Vice President and Chief Financial Officer in addition to remaining Chief Accounting Officer. Brett Camp remained in his position as Senior Vice President — Operations.

The following discussion provides an overview of the Company’s compensation philosophy and the background and objectives of our compensation programs for our “named executive officers” identified in the table below.  The discussion also addresses the material elements of the compensation of these officers for 2012.  For purposes of this Compensation Discussion and Analysis, the “Committee” refers to the Compensation Committee (prior to the combination with the Nominating, Corporate Governance and Ethics Committee in 2013) and/or the Compensation, Nominating, Corporate Governance and Ethics Committee (subsequent to such combination).

Name	Title During 2012
J. Darby Seré	President, Chief Executive Officer and Chairman of the Board (our principal executive officer through April 30, 2012)

William C. Rankin

President and Chief Executive Officer (our principal executive officer commencing on May 1, 2012)

Executive Vice President and Chief Financial Officer (our principal financial officer through April 30, 2012)

Tony Oviedo	Senior Vice President, Chief Financial Officer (commencing May 1, 2012) and Chief Accounting Officer

Brett S. Camp	Senior Vice President—Operations

Compensation Considerations for 2012

In light of low natural gas prices and the existing borrowing base deficiency under the Company’s bank credit agreement, our Committee believes that our current compensation program provides reasonable compensation to our named executive officers. We believe that the current compensation program allows us to employ individuals with the experience and knowledge necessary to deal with the issues currently facing the Company. The current compensation to each of our current three named executive officers resulted from contracts executed on May 14, 2012. The Committee is mindful of risks that may be inherent in compensation programs and takes steps to manage those risks in the structure of each compensation opportunity. The Committee may adjust our executive compensation program as changing conditions warrant.

The Committee

The Committee has overall responsibility for the approval, evaluation and oversight of all of our compensation plans, policies and programs. The Committee routinely meets with our Chairman and, on occasion, our named executive officers to discuss our compensation programs and practices for executives, other employees and independent directors. The Chief Executive Officer may make recommendations regarding the compensation of other named executive officers but does not recommend his own compensation.  While the CEO makes recommendations to the Committee on compensation programs and practices for executives, other employees and, with the Chairmen, for independent directors, the Committee is not bound by and does not always accept these recommendations. The Committee may also seek input from an independent compensation consultant prior to making any final determinations. Our Chief Executive Officer attends some of the Committee meetings, but the Committee also regularly holds executive sessions not attended by members of management or non-independent directors.

The Committee works with our Chairman, Chief Executive Officer, outside counsel and compensation consultants to establish an agenda for each meeting of the Committee and to prepare meeting materials. Our Chief Executive Officer, outside corporate counsel, other members of our board or management and outside advisors may be invited to attend all or a portion of a Committee meeting depending on the nature of the matters to be discussed. Only members of the Committee vote on items before the Committee.

Compensation Consultant

The Committee retains BDO USA, LLP (referred herein as the “Compensation Consultant”) to provide compensation consulting services from time to time as requested by the Committee. The Committee has determined that there are no conflicts of interest between the Company and the Compensation Consultant on the following basis:

•                  BDO provides no other services to the Company other than compensation advisory services.

•                  Fees paid by the Company to BDO represent less than 0.01% of BDO’s U.S. revenues.

•                  All BDO employees are subject to BDO’s Code of Ethics and Business Conduct which addresses the employee’s obligation to avoid conflicts of interest and to report potential conflicts if they arise.

•                  BDO employees who provide services to the Company have no business or personal relationship with any member of the Compensation Committee.

•                  All BDO employees are prohibited by company policy from owning any equity interest in any client with whom BDO does business.

•                  There are no business or personal relationships between any executive officer of the Company and BDO.

The Committee meets with the Compensation Consultant as necessary, both in and outside the presence of our management, to review findings and recommendations regarding executive compensation and considers those findings and recommendations in determining and making adjustments to our executive compensation program. Under the direction of the Chair of the Committee, the Compensation Consultant provides information regarding compensation trends in the oil and gas exploration and production industry, relative compensation for similarly-situated executive officers in the industry, advisory services regarding the structure of our cash and equity incentive awards, advice regarding the content of this Compensation Discussion and Analysis, and information regarding compliance with certain provisions of the Dodd-Frank Financial Reform Act.

The Compensation Consultant reviewed and provided comments on the 2012 Compensation Discussion and Analysis and consulted with management, outside counsel, and the Executive and Compensation Committees of the Board of Directors regarding (1) Mr. Seré’s transition agreements, (2) employment agreements and compensation arrangements applicable to executive officers in connection with the management transition, and (3) change in control severance arrangements put into place for non-executive employees.

Objectives of Compensation Program

Compensation Philosophy

We operate in a highly competitive environment. Our competitors are generally much larger and have far greater resources. In order to successfully compete in this environment, we must employ highly skilled executives possessing well developed management, financial and operational skills.  The Company has been successful in employing a highly qualified management team by offering compensation that is equitable, reasonably competitive with what they might earn elsewhere and closely tied to performance through our annual review process and the various components of compensation.

Our executive compensation program was designed in 2012 with the philosophy of retaining our highly skilled and experienced executive officers and aligning the interests of these officers with our interests and those of our stockholders. The primary goal of our compensation program was to provide total compensation including an employment contract and a competitive severance package to motivate and incentivize our executive officers to remain with the Company under the current distressed and uncertain conditions.

The Committee set compensation for our executive officers at a level it believes will achieve these goals. The Committee does not target compensation at a specific percentile of peer company or market practices. Rather, it historically determined compensation by analyzing competitive information from a Compensation Peer Group and then set total compensation opportunities that were appropriate for the Company given our relative size, performance, and the experience and performance of our named executive officers.

Because of the circumstances described in the Introduction, the Committee did not formally use a Compensation Peer Group in setting compensation for the newly named executive officers in the spring of 2012.  The nature and level of compensation for our named executive officers was determined by the Compensation Committee in consultation with outside counsel and the Compensation Consultant. The Committee’s primary objective used in setting compensation for the named executive officers was ensuring management stability during a time of transition and distress.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to motivate management to operate the Company’s properties efficiently and effectively in this low natural gas price environment, maintain the Company’s routine business activities in its current distressed state, and resolve the existing borrowing base deficiency under the Company’s bank credit agreement.

Elements of Compensation

The principal elements of compensation for our executive officers in 2012 included base salary, an annual cash bonus opportunity that was dependant upon the Company curing its existing borrowing base deficiency under its bank credit facility (which had a low probability of being achieved in 2012), an initial grant of equity in the form of restricted stock which had an estimated value to each executive officer at the date of grant of $21,500, and an employment contract that included a competitive severance package to each executive in the event of termination by the Company without Cause or by the executive for Good Reason, as defined in the contract. In 2012, the Committee established total compensation levels for each of the positions of Messrs. Rankin, Oviedo and Camp based on experience, qualifications and the advice of the Compensation Consultant. The Committee determined the weighting of the individual components of compensation as a percentage of total compensation.

The named executive officers are eligible to participate in certain employee benefit programs consisting of life and health insurance benefits and a qualified 401(k) savings plan on the same basis as other employees of the Company. In addition, certain perquisites are available to executive officers as described below, but we do not believe these items comprise a material element of our compensation program.

Base Salary

The Committee has reviewed annual base salaries for our named executive officers annually to determine if a change is appropriate. In reviewing annual base salaries, we considered several factors, including a comparison to base salaries paid for comparable positions in comparable companies, the relationship among base salaries paid within our Company and individual experience and performance. Our intent was to set base salaries at levels that we believe are consistent with the Company’s distressed state and focus on reducing costs.

Annual base salaries for 2012 for our named executive officers were as follows:

Named Executive Officer	Pre-Management Change Annual Base Salary (January 1, 2011 Through May 13, 2012)	Post-Management Change Annual Base Salary (May14, 2012 To-Date)
William C. Rankin	$264,600	$320,000
Tony Oviedo	$192,000	$240,000
Brett S. Camp	$220,800	$240,000

Annual Cash Bonus

Annual cash bonus compensation opportunity is intended to reward the named executive officers based on specific measures identified by the Committee. Performance measures were established by the Compensation Committee, with input from our CEO and the Compensation Consultant.

No cash bonuses were approved or paid for 2011 or 2012 because of the low natural gas price environment and the Company’s distressed state.

In November 2012, the Committee approved the payment of a contingent bonus to be paid to each named executive officer within 60 days of the elimination of the borrowing base deficiency that currently exists under the Company’s bank credit agreement. The amount of such bonus would be equal to the target bonus set out in each named executive officer’s respective employment agreement. The Committee believes this incentive closely aligns the interests of the named executive officers with those of the Company and does not intend to offer any other bonus opportunities until the borrowing base deficiency is remedied.  Target bonus amounts for the named executive officers are:

Named Executive Officer	Bonus Target
William C. Rankin	$192,000
Tony Oviedo	$120,000
Brett S. Camp	$120,000

Long-Term Incentives

Long-term incentives are consistent with our objective of providing a significant performance-contingent component of compensation. Our 2006 Long-Term Incentive Plan (the “2006 Plan”), under which 4,000,000 shares of our common stock have been reserved for awards to be granted, was approved by our Board of Directors and stockholders in April 2006. The purposes of the 2006 Plan are to employ employees and independent directors, further align their interests with stockholder interests, and closely link compensation with performance. The 2006 Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of employees and independent directors with those of our stockholders. We believe that our officers, independent directors, and technical and professional employees who have an investment in the Company are more likely to meet and exceed performance goals. We believe that the various equity-based incentive compensation vehicles provided for under the 2006 Plan, which may include stock options, restricted and unrestricted stock, restricted stock units and performance awards and other incentive awards, are needed to maintain and promote our ability to employ and motivate officers, independent directors, and technical and professional employees.

Under the 2006 Plan to date, our Compensation Committee has granted incentive stock options, non-qualified options and restricted stock awards, some of which have performance-contingent vesting. Grants of incentive and non-qualified stock options represent the right to purchase shares of our common stock in the future at a price equal to the fair market value of shares of our common stock on the date of grant and upon such terms and conditions specified by our Compensation Committee that are consistent with the 2006 Plan. Restricted stock awards represent shares of our common stock that are subject to such restrictions, terms, and conditions as may be specified by the Compensation Committee that are consistent with the 2006 Plan.

The Compensation Committee approves the total stock options and restricted stock awards that will be made available, as well as the size of individual awards for our named executive officers and other key employees. All awards are made in accordance with the 2006 Plan and our internal policies, which set forth the timing of awards and the procedures for making awards. Generally, annual awards to executive officers and key employees are granted during the first open trading window of each year (usually during the third week of March) as described in the Company’s Securities Trading Policy adopted by the Board of Directors. We do not time the release of material non-public information for the purpose of affecting the values of executive compensation. Individual awards may be granted at other points during the year in the event of a promotion, employment or other unique event. The amounts awarded may vary from year to year and are based on certain factors, including Company performance, an analysis of Compensation Peer Group data, the target value of long-term incentive compensation as a percentage of total compensation, and the Compensation Committee’s discretion. For purposes of determining the number of options and restricted shares granted to meet compensation targets, stock options are valued using the Black-Scholes methodology and the value of restricted stock is based on the fair market value of our stock on the date of the award. Previous awards, whether vested or unvested, and input from the Compensation Consultant may be considered by the Compensation Committee in establishing a current year’s awards.

The 2006 Plan permits the Compensation Committee to delegate its authority to grant awards, except for awards to executive officers and directors, to one or more executive officers of the Company.

Awards granted in 2012. In May 2012, the Compensation Committee approved awards of 50,000 shares of restricted stock to each of our current named executive officers after consultation with and the advice of our Compensation Consultant and in connection with the installation of the new management team and negotiation of their employment agreements. This grant was consistent with the terms of the employment agreements entered into on May 14, 2012. The restricted stock grants vest ratably over a three-year period from the date of grant, May 14, 2012.

No other stock awards were made in 2012.

In regard to prior-year awards of restricted stock, the first and second tranches of the 2010 awards of restricted stock made to our named executive officers vested September 20, 2011 and 2012, respectively. Although the Compensation Committee has certified that as of December 31, 2011, the Company achieved the performance targets for the vesting of the third tranche of the 2010 awards of restricted stock made to our named executive officers, the third tranche will not vest until September 20, 2013.

Retirement Benefits

We do not maintain a defined benefit pension plan or retiree medical program that covers members of senior management. Retirement benefits to employees are currently provided through a tax-qualified profit sharing and 401(k) plan (our “Savings Plan”), in which eligible salaried employees may participate, including our three named executive officers. Pursuant to the Savings Plan, employees may elect to reduce their current annual compensation by up to 50%, subject to the statutorily prescribed limit of $16,500 ($22,000 for employees age 50 and older), in calendar year 2012 and have the amount of any reduction contributed to the Savings Plan. We match 100% of each employee’s contributions to the Savings Plan, up to a maximum of 3% of eligible annual compensation, and 50% of each employee’s contributions to the Savings Plan above 3%, up to a maximum of 5% of the employee’s eligible annual compensation (The statutory limit on eligible annual compensation in 2012 was $250,000). Executives participate in the Savings Plan on the same basis as other employees.

We believe that the Savings Plan supports the objectives of our compensation structure, including the ability to employ employees for critical positions within our organization.

Perquisites

During 2012, Mr. Rankin and Mr. Oviedo received paid parking as well as membership fees, club dues and assessments for a downtown Houston luncheon club. Our Senior Vice President-Operations is provided with a Company-owned vehicle for which he recognizes income for any personal use. Our use of perquisites as an element of compensation is limited, and we do not view perquisites as a significant element of our compensation structure. The Compensation Committee annually reviews perquisites to determine if they are appropriate and if any adjustments are warranted. In 2012, no named executive officer received perquisites with a value in excess of $10,000.

Corporate Change Arrangements

Vesting of all awards granted under our 2006 Plan, unless specifically addressed otherwise in award agreements, automatically accelerates and all restrictions lapse following a “Corporate Change” in the Company if, within a one-year period following the corporate change: (i) a participant voluntarily terminates his employment for “Good Reason”, or (ii) a participant’s employment is terminated by the Company for any reason other than death, cause, or inability to perform services. A corporate change includes the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with a non-affiliated corporation, the sale of substantially all of our assets, or if there is a change in control of the Company. A complete disclosure of all payments made to named executive officers on termination of employment including termination following a change-in-control is provided in the section titled “Potential Payments Upon Termination of Employment or Change in Control”.

Employment Agreements

Effective May 14, 2012, each of Mr. Rankin and Mr. Oviedo entered into an amended and restated employment agreement that replaced their previous employment agreements. Brett S. Camp, the Company’s Senior Vice President—Operations, also entered into an employment agreement effective May 14, 2012.

William C. Rankin

Under the terms of his amended and restated employment agreement, Mr. Rankin will be paid an annual base salary of $320,000 and has a targeted annual bonus of $192,000. The actual amount of any annual bonus will be at the sole discretion of the Compensation Committee of the Board, which will consider both corporate performance and the achievement of individual performance objectives for each fiscal year. In addition, Mr. Rankin was awarded 50,000 shares of restricted stock that will vest ratably over a three year period from the date of grant which was May 14, 2012. Mr. Rankin will continue to participate in the Company’s standard employee benefit programs, including medical, dental, life and disability insurance and the Company’s retirement plan. The employment agreement has a term of three years from its effective date and may be extended by written agreement of both the Company and Mr. Rankin.

If Mr. Rankin’s employment is involuntarily terminated by the Company for reasons other than cause, he will be entitled to twice his annual base salary, twice his target bonus and 18 months of COBRA coverage.

Tony Oviedo

Under the terms of his amended and restated employment agreement, Mr. Oviedo will be paid an annual base salary of $240,000 and has a targeted annual bonus of $120,000. The actual amount of any annual bonus will be at the sole discretion of the Compensation Committee of the Board, which will consider both corporate performance and the achievement of individual performance objectives for each fiscal year. In addition, Mr. Oviedo was awarded 50,000 shares of restricted stock that will vest ratably over a three year period from the date of grant which was May 14, 2012. Mr. Oviedo will continue to participate in the Company’s standard employee benefit programs, including medical, dental, life and disability insurance and the Company’s retirement plan. The employment agreement has a term of three years from its effective date and may be extended by written agreement of both the Company and Mr. Oviedo.

If Mr. Oviedo’s employment is involuntarily terminated by the Company for reasons other than cause, he will be entitled to 175% of his annual base salary, 175% of his target bonus and 18 months of COBRA coverage.

Brett S. Camp

Under the terms of the employment agreement, Mr. Camp will be paid an annual base salary of $240,000 and has a targeted annual bonus of $120,000. The actual amount of any annual bonus will be at the sole discretion of the Compensation Committee of the Board, which will consider both corporate performance and the achievement of individual performance objectives for each fiscal year. In addition, Mr. Camp was awarded 50,000 shares of restricted stock that will vest ratably over a three year period from the date of grant which was May 14, 2012. Mr. Camp will continue to participate in the Company’s standard employee benefit programs, including medical, dental, life and disability insurance and the Company’s retirement plan. The employment agreement has a term of three years from its effective date and may be extended by written agreement of both the Company and Mr. Camp.

If Mr. Camp’s employment is involuntarily terminated by the Company for reasons other than cause, he will be entitled to 175% of his annual base salary, 175% of his target bonus and 18 months of COBRA coverage.

Separation Agreement

Effective May 14, 2012 the Company entered into a separation agreement with Mr. Seré.  The agreement included certain compensatory arrangements as well as restrictive covenants applicable to Mr. Seré following his termination and a release of any claims against the Company in connection with his separation.

Mr. Seré received a payment equal to eighteen months of his annual base salary in effect at the time of his separation as well a payment over eighteen months intended to compensate for Mr. Seré’s cost of medical coverage under COBRA.  Further, the vesting of certain outstanding equity awards was accelerated to the date of his separation, and option award agreements were amended to allow Mr. Seré to exercise such options for a period ending on the earlier of the expiration date of the options or three years from the date of separation.

The Company and Mr. Seré also entered into a consulting agreement under which Mr. Seré was paid $30,000 per month for nine months following his separation for consulting and transition services provided to the Company.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and our named executive officers. These agreements provide that we will, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding to which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and are in addition to any other rights such person may have under our Certificate of Incorporation, Bylaws and applicable law. We believe these indemnification agreements enhance our ability to employ knowledgeable and experienced executives and independent, non-management directors.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) limits our ability to deduct, as an expense, compensation in excess of $1 million paid to our Chief Executive Officer and our other named executive officers unless certain specific and detailed criteria are satisfied. Qualifying performance-based compensation is not subject to the deduction limit if Internal Revenue Code requirements are met. In this regard, we consider the anticipated tax treatment to our Company and our executive officers in the review and establishment of compensation programs and payments. We believe that it is desirable to structure the compensation of our three named executive officers to be tax deductible to the extent possible, and we believe that stock options and performance-based restricted stock meet the requirements for tax deductibility under the Code. However, we also believe that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

In structuring equity-based awards and in determining the size of such awards, the Compensation Committee takes the FASB ASC Topic 718 accounting expense of such awards into consideration and is aware that although equity awards may be deductible for tax purposes by the Company, the accounting rules pursuant to FASB ASC Topic 718 require that the portion of the tax benefit in excess of the financial compensation cost be recorded as paid-in-capital.

Under Section 409A of the Internal Revenue Code, amounts deferred for an executive officer under a nonqualified deferred compensation plan may be included in gross income when vested and subject to a 20% or more additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions. During 2008, we engaged the Compensation Consultant to review all of our compensation plans and agreements to determine whether those plans met the requirements of Section 409A. The Compensation Consultant determined that some modifications to existing agreements were required, and our Compensation Committee approved certain amendments to our employment agreements and our long-term incentive award agreements to comply with Section 409A final regulations. As new award documents and employment agreements are drafted, we rely on our outside counsel to assure the requirements of Section 409A are met.

Stock Ownership

We periodically review stock ownership by our executive officers and directors and believe that they generally maintain share ownership sufficient to align their interests with those of our stockholders.  We encourage, but do not require, stock ownership by our executive officers and directors, and we do not have a policy that requires our executive officers and directors to hold equity awards for defined periods of time.  We intend to review our ownership policy from time to time and, if circumstances change, we will consider adoption of stock ownership guidelines or holding requirements as appropriate.

Clawback Policy. To date, we have not adopted a formal clawback policy to recoup incentive-based compensation upon the occurrence of a financial restatement, misconduct or other specified events, as incentive-based compensation has not been a material portion of total compensation in recent years.

Securities Trading Policy:  It is the policy of the Company that no director, officer or other employee of the Company who is aware of material nonpublic information relating to the Company may, directly or through family members or other persons or entities, (a) buy or sell securities of the Company (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of that information, or (b) pass that information on to others outside the Company, including family and friends.  In addition, it is the policy of the Company that no director, officer or other employee of the Company who, in the course of working for the Company, learns of material nonpublic information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company’s securities until the information becomes public or is no longer material. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not exempted from the policy.  The securities laws do not recognize such mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct.

Compensation Risk

The preceding “Compensation Discussion and Analysis” section generally describes our compensation policies, plans and practices that are applicable for our named executive officers. Our Compensation Committee reviews the relationship between our risk management policies and practices, corporate strategy and compensation practices. Our Compensation Committee has determined that these plans and practices, as applied to all of our employees, including our executive officers, does not encourage excessive risk taking at any level of our Company. The Compensation Committee does not believe that risks arising from its compensation plans, policies or practices are reasonably likely to have a material adverse effect on our Company other than the potential for the inability to retain certain key employees, as the Company may not be in a position to provide adequate compensation packages.

Conclusion

We believe the compensation programs and policies that our Compensation, Nominating, Corporate Governance, and Ethics Committee has designed effectively motivate our named executive officers on both a short-term and long-term basis to perform at a level necessary to achieve our operational objectives. The various elements of compensation combine to align the interests of our named executive officers with those of our stockholders.

Compensation Committee Report

The Compensation, Nominating, Corporate Governance and Ethics Committee has reviewed, and discussed with the Company’s management, the Compensation Discussion and Analysis contained in this proxy statement. Based on these discussions and the

Committee’s review of the Compensation Discussion and Analysis contained in this proxy statement, the Committee recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Compensation, Nominating, Corporate Governance and Ethics Committee

Stanley L. Graves, Chairman

Charles D. Haynes

Gary S. Weber

(The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed to be filed or incorporated by reference into any other filing of GeoMet, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that GeoMet, Inc. specifically incorporates the Report by reference therein.)

Summary Compensation Table for 2012

The table below sets forth information regarding compensation for the two fiscal years ended December 31, 2012 for our current named executive officers:

Name and Principal/Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)(3)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)

William C. Rankin (4)	2012	$301,533	$—	$21,500	$—	$—	$—	$34,110	$357,144
President and CEO	2011	$264,600	$—	$87,649	$89,304	$—	$—	$35,963	$477,516

Tony Oviedo (5)	2012	$224,000	$—	$21,500	$—	$—	$—	$13,810	$259,310
Senior Vice President, CFO, CAO	2011	$192,000	$—	$45,429	$46,287	$—	$—	$14,671	$298,387

Brett S. Camp	2012	$233,600	$—	$21,500	$—	$—	$—	$15,233	$270,333
Senior Vice President, Operations	2011	$220,800	$—	$35,484	$53,230	$—	$—	$15,193	$324,707

(1)                  Due to the significant decline in natural gas and the need to preserve liquidity, the Compensation Committee decided not to pay bonuses to the named executive officers pursuant to the 2012 and 2011 bonus plans.

(2)                  Represents the grant date fair value of awards granted during the indicated year, as determined in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see the discussion of the assumptions made in the valuation of these awards in “Note 18—Share-Based Awards” to the consolidated audited financial statements included in the annual report on Form 10-K for the year ended December 31, 2012. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the named executive officers. Stock awards are subject to achievement of performance targets.

(3)                  Represents annual performance bonuses paid in the year following the end of the fiscal year in which performance was measured. There were no bonuses awarded for 2012 or 2011.

(4)                  Mr. Rankin was Executive Vice President and Chief Financial Officer through April 30, 2012 and President and Chief Executive Officer commencing on May 1, 2012.

(5)                  Mr. Oviedo was Vice President, Chief Accounting Officer and Controller through April 30, 2012 and Senior Vice President, CFO, CAO and Controller commencing on May 1, 2012.

(6)                  All other compensation during 2012 includes:

Name	401(k) Matching	Group Life Insurance	Club Membership	Parking/Auto	Unused Vacation	Other (5)	Total
William C. Rankin	$10,000	$128	$2,246	$2,400	$19,336	$—	$34,110
Tony Oviedo	$8,970	$479	$1,961	$2,400	$—	$—	$13,810
Brett S. Camp	$9,562	$358	$—	$4,977	$—	$—	$14,897

The table below sets forth information regarding compensation for the two fiscal years ended December 31, 2012 for our former named executive officer:

Name and Principal/Position	Year	Salary ($)	Stock Awards($)	Option Awards ($)	All Other Compensation($)	Total ($)

J. Darby Seré (7)	2012	$111,000	$—	$—	$803,883	$914,883
Chairman, President and CEO	2011	$333,000	$157,582	$160,555	$27,944	$679,081

(7)              Mr. Seré was Chairman, President and CEO through April 30, 2012. While still in the Company’s employ through April 30, Mr. Seré received $10,000 in 401(k) matching, $37 in group life insurance, $1,138 in club membership dues, $800 in parking, $35,008 for unused vacation. Additionally, under Mr. Seré’s separation agreement Mr. Seré received a lump sum payment of $499,500, $16,000 for the cost of medical insurance premiums for continued coverage under the Company’s group medical plan for that period, and $241,400 in post-separation consulting fees.

Grants of Plan-Based Awards in 2012

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during 2012.

									All Other
								All Other	Option
								Stock	Awards:
								Awards:	Number	Exercise
		Estimated Future Payouts			Estimated Future Payouts			Number of	of	or Base	Grant Date
		Under Non-Equity			Under Equity			Shares of	Securities	Price of	Fair Value
		Incentive Plan Awards (1)			Incentive Plan Awards			Stock or	Underlying	Option	of Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units (#)	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(2)	(#)	($/Sh)	Awards
William C. Rankin	5/14/12	—	—	—	—	—	—	50,000	—	$—	$0.43
		192,000	192,000	192,000	—	—	—	—	—	—	—

Tony Oviedo	5/14/12	—	—	—	—	—	—	50,000	—	$—	$0.43
		120,000	120,000	120,000	—	—	—	—	—	—	—

Brett S. Camp	5/14/12	—	—	—	—	—	—	50,000	—	$—	$0.43
		120,000	120,000	120,000	—	—	—	—	—	—	—

J. Darby Seré	—	—	—	—	—	—	—	—	—	$—	$—

(1)                In November 2012, the Committee approved the payment of a bonus to be paid to each named executive officer within 60 days of the elimination of the borrowing base deficiency that currently exists under the Company’s bank credit agreement. The amount of such bonus would be equal to the target bonus set out in each named executive officer’s respective employment agreement.

(2)                Shares of restricted stock granted to our named executive officers on May 14, 2012 upon the execution of their employment agreements and vest in three equal annual tranches over the three year period ending May 14, 2015.

Outstanding Equity Awards at December 31, 2012

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2012.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)— Exercisable		Number of Securities Underlying Unexercised Options (#)— Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)
William C. Rankin	93,340	(3)	—		—	$2.50	5/19/13
	186,680	(3)	—		—	$2.50	9/22/13
	93,340	(3)	—		—	$2.50	4/27/14
	60,702	(4)	—		26,016	$0.72	3/24/16
	47,886	(5)	23,943	(5)	—	$0.88	9/20/17
	27,563	(6)	55,126	(6)	—	$1.59	4/5/18
								68,950	(7)	$9,653	78,259	$10,956

Tony Oviedo	23,268	(5)	11,634	(5)	—	$0.88	9/20/17
	16,429	(6)	32,858	(6)	—	$1.59	4/5/18
								70,331	(8)	$9,846	28,572	$4,000

Brett S. Camp	36,180	(4)	—		15,507	$0.72	3/24/16
	28,542	(5)	14,271	(5)	—	$0.88	9/20/17
	14,286	(6)	28,572	(6)	—	$1.59	4/5/18
								61,158	(9)	$8,562	46,867	$6,561

J. Darby Seré	106,660	(3)	—		—	$2.50	5/19/13
	213,320	(3)	—		—	$2.50	9/22/13
	106,660	(3)	—		—	$2.50	4/27/14
	83,148	(4)	—		—	$0.72	3/24/16
	129,141	(10)	—		—	$0.88	9/20/17
	148,662	(10)	—		—	$1.59	4/5/18

(1)                   Represents stock options, shares of restricted stock and restricted stock units that vest in three equal tranches upon the achievement of certain performance targets by the Company.

(2)                   Based on the $0.14 per share closing price of the Company’s common stock on the NASDAQ Global Market on December 31, 2012.

(3)                   Represents stock options that fully vested on January 30, 2006 and expire 10 years after the date of grant.

(4)                   Represents stock options that fully vested on March 24, 2012 and expire 10 years after the date of grant.

(5)                   Represent stock options that vest in three equal annual tranches over the three year period ending September 20, 2013.

(6)                   Represents stock options that vest in three equal annual tranches over the three year period ending April 5, 2014.

(7)                   Represents shares of restricted stock, 10,261 of which vest on September 20, 2013, 5,561 of which vest in two equal annual tranches over the two-year period ending January 5, 2014, 3,128 of which vest in three equal annual tranches over the three-year period ending on January 5, 2015, and 50,000 of which vest in three equal annual tranches over the three year period ending May 14, 2015.

(8)                   Represents shares of restricted stock, 4,986 of which vest on September 20, 2013, 15,345 of which vest in two equal annual tranches over the two-year period ending January 5, 2014, and 50,000 of which vest in three equal annual tranches over the three year period ending May 14, 2015.

(9)                   Represents shares of restricted stock, 6,116 of which vest on September 20, 2013, 3,227 of which vest in two equal annual tranches over the two-year period ending January 5, 2014, 1,815 of which vest in three equal annual tranches over the three-year period ending on January 5, 2015, and 50,000 of which vest in three equal annual tranches over the three year period ending May 14, 2015.

(10)             Represents stock options that fully vested on April 30, 2012 and expire 10 years after the date of grant.

Option Exercises and Stock Vested

The following table summarizes stock option exercises by our named executive officers and restricted stock awards to our named executive officers that vested in 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value (Loss) Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Darby Seré	—	—	93,282	$49,439
William C. Rankin	—	—	14,085	$5,236
Tony Oviedo	—	—	12,658	$8,009
Brett S. Camp	—	—	8,335	$3,064

Potential Payments Upon Termination of Employment or Change in Control

As described under “Employment Agreements” above, Messrs. Rankin, Oviedo and Camp are entitled to severance payments if their employment is terminated under certain circumstances.  The amount of the compensation is contingent upon a number of factors, including the circumstances under which employment is terminated. The table below quantifies the amount that would become payable to each named executive officer as a result of his termination of employment. The amounts shown assume that such termination was effective on December 31, 2012 and are estimates of the amounts that would be paid. The actual amounts that would be paid can only be determined at the time of the officer’s termination of employment.  In addition, on April 30, 2012, Mr. Seré resigned as our President and Chief Executive Officer, and was paid severance, which we describe below, in connection with such resignation.

Awards of stock options and restricted stock under the 2006 Long-Term Incentive Plan prescribe the treatment of those awards under certain events including termination for “Cause” and termination following or in connection with a “Corporate Change”. For purposes of those awards, “Cause” is defined as a finding by the Committee of acts or omissions constituting, (a) a breach of duty by the executive in the course of his employment or service involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty to the Company, or moral turpitude constituting criminal felony; (b) conduct by the executive that is materially detrimental to the Company, monetarily or otherwise, or reflects unfavorably on the Company or the executive to such an extent that the Company’s best interests reasonably require the termination of the executive’s employment or service; (c) acts or omissions of the executive materially in violation of his obligations under any written employment or other agreement between the executive and the Company or at law; (d) the executive’s failure to comply with or enforce Company policies concerning equal employment opportunity, including engaging in sexually or otherwise harassing conduct; (e) the executive’s repeated insubordination; (f) the executive’s failure to comply with or enforce, in any material respect, all other personnel policies of the Company; (g) the executive’s failure to devote his full (or other required) working time and best efforts to the performance of his responsibilities to the Company; or (h) the executive’s conviction of, or entry of a plea agreement or consent decree or similar arrangement with respect to a felony or any violation of federal or state securities laws.

The 2006 Long-Term Incentive Plan defines a “Corporate Change” as (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or more corporations (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a “Corporate Change Merger”); (c) the sale of all or substantially all of the assets of the Company; or (d) the occurrence of a Change in Control. Notwithstanding the foregoing, “Corporate Change” shall not include any public offering of equity of the Company pursuant to a registration statement that is effective under the Securities Act. A “Change in Control” shall be deemed to have occurred if (a) individuals who were directors of the Company immediately prior to a Control Transaction shall cease, within two years of such Control Transaction to constitute a majority of the Board (or of the Board of Directors of any successor to the Company or to a company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board that is approved by at least a majority of the individuals who were directors of the Company immediately prior to such Control Transaction or (b) any entity, person or Group acquires shares of the Company in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of common stock. As used herein, “Control Transaction” means (a) any tender offer for or acquisition of capital stock of the Company pursuant to which any person, entity, or Group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of common stock; (b) any Corporate Change Merger of the Company; (c) any contested election of directors of the Company; or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board. As used herein, “Group” means persons who act “in concert” as described in Sections 13(d)(3) and/or 14(d)(2) of the Exchange Act.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR

A CHANGE IN CONTROL

Name and Triggering Event(1)	Cash Severance Payment(2)	Welfare and Similar Benefits(3)	Stock Awards(4)	Option Awards(5)	Total
William C. Rankin
Death	—	$35,927	—	—	$39,478
Disability	—	$35,927	—	—	$39,478
Voluntary termination or termination with cause	—	$16,006	—	—	$16,006
Involuntary termination without cause	$1,024,000	$35,927	$20,609	$4,639	$1,088,726
Good reason termination	$1,024,000	$35,927	$20,609	$4,639	$1,088,726
After a CIC:
Voluntary termination or termination with cause	—	$16,006	—	—	$16,006
Involuntary termination without cause	$1,024,000	$35,927	$20,609	$4,639	$1,088,726
Good reason termination	$1,024,000	$35,927	$20,609	$4,639	$1,088,726
Tony Oviedo
Death	—	$37,767	—	—	$33,988
Disability	—	$37,767	—	—	$33,988
Voluntary termination or termination with cause	—	$17,847	—	—	$17,847
Involuntary termination without cause	$630,000	$37,767	$13,846	$2,586	$680,420
Good reason termination	$630,000	$37,767	$13,846	$2,586	$680,420
After a CIC:
Voluntary termination or termination with cause	—	$17,847	—	—	$17,847
Involuntary termination without cause	$630,000	$37,767	$13,846	$2,586	$680,420
Good reason termination	$630,000	$37,767	$13,846	$2,586	$680,420
Brett S. Camp
Death	—	$32,643	—	—	$32,853
Disability	—	$32,643	—	—	$32,853
Voluntary termination or termination with cause	—	$4,002	—	—	$4,002
Involuntary termination without cause	$630,000	$32,643	$15,124	$2,531	$680,508
Good reason termination	$630,000	$32,643	$15,124	$2,531	$680,508
After a CIC:
Voluntary termination or termination with cause	—	$4,002	—	—	$4,002
Involuntary termination without cause	$630,000	$32,643	$15,124	$2,531	$680,508
Good reason termination	$630,000	$32,643	$15,124	$2,531	$680,508

(1)         Amounts in the table represent obligations of the Company under agreements currently in place and valued as of December 31, 2012.

(2)         Amounts listed under “cash severance payment” are payable under the terms of certain named executive officers’ employment or severance agreements.

(3)         Amounts under “Welfare and Similar Benefits” include accrued vacation and the amount that would be paid to each named executive officer whose employment agreement or severance agreement provides for continued medical insurance for a period of time.

(4)         The amounts listed under “Stock Awards” would be the result of the acceleration of the vesting of previously awarded restricted stock and restricted stock units as a result of an involuntary termination without cause or a good reason termination within one year of a Corporate Change event.

(5)         The number of shares of common stock underlying options for which vesting is accelerated upon an involuntary termination without cause or a good reason termination within one year of a Corporate Change event for Messrs. Rankin, Oviedo and Camp were 79,069, 44,492 and 42,843, respectively.

The amounts shown above with respect to outstanding Company stock option and restricted stock awards were calculated based on a variety of assumptions, including the following: (a) a Corporate Change event occurred on December 31, 2012; (b) a stock price of the Company’s common stock equal to $0.14, which was the closing price of the Company’s shares on December 31, 2012; and (c) upon a Corporate Change, all unvested stock options and restricted stock vest, including those with vesting provisions tied to performance measures which vest as if target performance was achieved.

2012 Director Compensation

Compensation of independent directors is determined by the Board of Directors based upon recommendations prepared by the Committee. In 2012, each independent, non-employee director was paid an annual retainer of $60,000, 37.5% of which was paid in shares of common stock on April 5, 2011 in addition to $1,500 for each board meeting and $1,000 for each Committee meeting attended in person. A fee of $200 per hour was paid for all meetings attended by phone. The Chairman of the Board was paid a quarterly retainer of $25,000 ($50,000 in 2012); the Chair of the Audit Committee was paid an annual retainer of $10,000; the Chair of the Compensation Committee was paid an annual retainer of $5,000; the Chair of the Nominating, Corporate Governance, and Ethics Committee was paid an annual retainer of $5,000; and the Chair of the Reserves Sub-Committee received an annual retainer of $2,500. All directors are reimbursed for reasonable expenses incurred in connection with their service on our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James C. Crain	$56,600	$22,500	—	—	—	—	$79,100
Robert E. Creager (2)	$62,750	$22,500	—	—	—	—	$85,250
Stanley L. Graves	$61,450	$22,500	—	—	—	—	$83,950
Charles D. Haynes (3)	$56,250	$22,500	—	—	—	—	$78,750
W. Howard Keenan, Jr.(1)	—	—	—	—	—	—	—
Michael Y. McGovern	$99,300	$22,500	—	—	—	—	$121,800
Gary S. Weber	$49,300	$22,500	—	—	—	—	$71,800

(1)         Mr. Keenan has waived any compensation for serving as a director

(2)         Resigned from the Board of Directors on January 22, 2013.

(3)         Mr. Haynes is currently a director, however, based solely on costs saving, not performance, has not been nominated for election to the Board of Directors in this proxy statement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee was, and the Compensation, Nominating, Corporate Governance and Ethics Committee is, composed entirely of directors who are not our current or former employees, each of whom meets the applicable definition of “independent” under the current rules of the listing standards of NASDAQ and SEC rules and regulations. None of the members of the Committee during fiscal 2012 (i) had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of related party transactions or (ii) was an executive officer of a company of which any one of our executive officers is a director. The Committee is responsible for establishing and administering our executive compensation policies. Members of  the Committee do not have any interlocks with other companies.

Certain Relationships and Related Transactions

Review and Approval of Transactions with Related Persons

As set forth in our Audit Committee Charter, a current copy of which is available on our website at http://www.geometinc.com, any related party transaction that is required to be disclosed pursuant to SEC regulations must be reviewed and approved by our Audit Committee. Our Audit Committee has adopted a written checklist that governs its review of related party transactions. Our Audit Committee reviews information from our directors, executive officers and other related persons with respect to related person transactions and then determines, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In the course of its review and approval or ratification of a disclosable related person transaction, consideration is given to:

•                  the nature of the related person’s interest in the transaction;

•                  the material terms of the transaction, including, without limitation, the amount and type of transaction;

•                  the importance of the transaction to the related person;

•                  the importance of the transaction to the Company;

•                  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•                  any other matters deemed appropriate.

Any director who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at the meeting where the transaction is considered.

All of our employees, including our executive officers and directors, are subject to our Code of Business Conduct and Ethics, which is also available on our website. Our Code of Business Conduct and Ethics sets forth policy guidelines aimed at preventing any conflicts of interest with our company. Our Code of Business Conduct and Ethics further imposes prohibitions and duties designed to prevent employees, officers and directors from taking personal advantage of corporate opportunities. Our code of conduct is subject to an agreement we have with James C. Crain, W. Howard Keenan, Jr. and Yorktown Energy Partners IV, L.P. which states that we will have no interest in a business opportunity received by such persons, unless the business opportunity arose solely from such person’s membership on our board.  In addition, we have entered into a similar agreement with Sherwood Energy, LLC. Any exceptions to these policies require management and the Board of Directors to be fully informed and to determine that any undertaking is consistent with the Company’s business objectives.

Proposal No. 2

Advisory Vote to Approve Executive Compensation

At the meeting, stockholders will be asked to vote on a non-binding resolution to approve the compensation of the Company’s named executive officers.

The compensation program for the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” (CD&A) section of this proxy statement, has been structured to address the issues arising from the transition to a new management team, as well as the financial distress resulting from the Company’s borrowing base deficiency and the low natural gas price environment, while maintaining and safeguarding the Company’s assets and employing its personnel.

The CD&A describes in detail the Company’s executive compensation program and the decisions made by the Compensation Committee in 2012.  The program includes employing the named executive officers by providing them with employment agreements that include a competitive base salary, a severance package and an opportunity for a cash bonus. No cash bonus award has been made for 2012. However, a cash bonus opportunity will be achieved upon the cure of the borrowing base deficiency.

We are asking our stockholders to provide non-binding, advisory approval of our executive compensation program set forth in the “Executive Compensation” section of this proxy statement beginning on page 17.  As an advisory vote, this proposal is not binding on the Company. However, the Compensation, Nominating, Corporate Governance and Ethics Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The Board recommends a vote “FOR” Proposal No. 2.

Proposal No. 3

Advisory Vote on Frequency of Say-on-Pay Votes

As described in Proposal No. 2 above, the Company’s stockholders are being provided the opportunity to cast an advisory vote on the Company’s executive compensation program. The advisory vote on executive compensation described in Proposal No. 2 is referred to as a “say-on-pay vote.”

As required by Section 14A of the U.S. Securities Exchange Act of 1934, as amended, the Company is seeking a non-binding, advisory vote on how frequently stockholders cast an advisory say-on-pay vote.

The Company believes that say-on-pay votes should be conducted annually so that stockholders may express their views on the Company’s executive compensation program each year. The Compensation, Nominating, Corporate Governance and Ethics Committee, which administers the Company’s executive compensation program, values the opinions expressed by stockholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation.

The Board unanimously recommends that stockholders vote on Proposal No. 3 to hold say-on-pay votes annually.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

It is contemplated that the 2014 annual meeting of Stockholders of the Company will take place in May 2014. Stockholder proposals for inclusion in the Company’s proxy materials for the 2014 annual meeting of Stockholders must be received by the Company at its offices in Houston, Texas, addressed to the Secretary of the Company, on or before December 24, 2013; provided, that if the 2014 annual meeting of Stockholders is changed by more than 30 days from the presently contemplated date, then proposals must be received a reasonable time in advance of the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports furnished to us during the fiscal year ended December 31, 2012, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) complied with all applicable reporting requirements.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K, for the fiscal year ended December 31, 2012 (including the consolidated audited financial statements and schedules and a list of all exhibits) may be obtained without charge upon written request to the Company, GeoMet, Inc., 909 Fannin St., Suite 1850, Houston, Texas, 77010, Attention: Corporate Secretary. Exhibits to the Form 10-K are available for a reasonable fee. You may also view our Annual Report on Form 10-K and its exhibits online at the SEC website at www.sec.gov, or on our website at www.geometinc.com.

OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If, however, any other matters are properly brought before the 2013 Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote such proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

/S/ STEPHEN M. SMITH
Stephen M. Smith
Secretary

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # 000000000000 NAME THE COMPANY NAME INC. - COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: . KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends a vote FOR Proposal 1, with no exceptions. For All Withhold All For All Except To withhold authority for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below: 1. Election of Directors: 01) James C. Crain 02) Stanley L. Graves 03) W. Howard Keenan 04) Michael Y. McGovern 05) William C. Rankin 06) Gary S. Weber [Insert additional proposals] NOTE: Such other business as may properly come before the special meeting or any adjournment or postponement thereof. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5

John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. SHARES CUSIP # JOB # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000070863_1 R2.09.05.010 02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com. GEOMET, INC. Annual Meeting of Stockholders May 14, 2013 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints William C. Rankin and Tony Oviedo, and each of them, with full power of substitution to act alone, as proxies to vote all the shares of Common Stock and Series A Convertible Redeemable Preferred Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of GeoMet, Inc., to be held on May 14, 2013, at 909 Fannin St., San Jacinto Room, Houston, Texas 77010, and any adjournments or postponements thereof. The undersigned revokes any proxy heretofore given with respect to such meeting. This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposal 1 (with no exceptions), FOR Proposal 2, ONE YEAR on Proposal 3, and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponements or adjournments thereof. Continued and to be signed on reverse side 0000070863_2 R2.09.05.010